EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of HiEnergy Technologies, Inc. and subsidiaries on Form SB-2/A (Post-Effective Amendment No. 1) of our report, dated July 8, 2003, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our Firm under the caption "Interest of Named Experts and Counsel" in the Prospectus.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
August 29, 2003